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                                                                   EXHIBIT 10.16

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE
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         THIS SETTLEMENT AGREEMENT AND RELEASE (hereinafter referred to as "the
Agreement") is made and entered into as of January 31st, 2000 by and among DIVOT GOLF CORPORTION, ("Divot") a Delaware corporation, and CLIFFORD F. BAGNALL ("Bagnall") an individual and resident of the State of Florida, both of whom collectively shall hereinafter be referred to as the "Parties."

                                R E C I T A L S:

A. WHEREAS, Bagnall was and is employed by Divot pursuant to that certain Employment Agreement dated September 2, 1997 (the "Employment Agreement");

B. WHEREAS, Divot desires to terminate Bagnall's employment with Divot, and Bagnall has agreed to such termination, and to fully and completely release Divot from any and all liability associated with Bagnall's employment and the termination thereof, in consideration of the covenants of Divot as set forth in this Agreement;

C. WHEREAS, Divot has agreed to pay to Bagnall, and Bagnall has agreed to accept, the sum of One Hundred Thousand Dollars ($100,000.00) in cash, and 5,300,000 shares of Divot common stock, in full and complete satisfaction of all debts, obligations, and existing and potential claims and causes of action Bagnall may have against Divot as a result of or arising out of Divot's employment of Bagnall, the termination of that employment, the Employment Agreement, and any other agreement between Bagnall and Divot.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

                              A G R E E M E N T S:
                              --------------------

1.       COVENANTS OF DIVOT: Divot does hereby agree to the following:

         (a) CASH PAYMENT: Within ninety (90) days following the execution of this Agreement, Divot shall pay to Bagnall the sum of $100,000 (the "Cash Payment as evidenced by the Promissory Note of this date.").

         (b) ISSUANCE OF SHARES TO BAGNALL: Within thirty (30) days following the execution of this Agreement, Divot shall issue to Bagnall 5,300,000 fully paid and non-assessable shares (the "Shares") of its Common Stock, .001 par value, which shares shall be evidenced by a Divot standard stock certificate issued in the name of Bagnall. As to the Shares, Bagnall shall be granted all the rights and privileges afforded to other stockholders of Divot.
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              Additionally, the Shares issued will provide for demand
              registration rights and piggyback registration rights.

              (i) SHARES TO BE INCLUDED IN REGISTRATION STATEMENT: Divot shall cause the Shares to be listed in the earlier filing of the Form S-8 or Form SB-2 Registration Statement that Divot is preparing to file with the Securities and Exchange Commission concurrently with the execution of this Agreement. Upon the successful filing of the S-8 or Registration Statement, the Shares shall be registered (such that the Shares issued to Bagnall shall become freely tradable to the public).

2. COVENANTS OF BAGNALL: By execution hereof, Bagnall agrees to accept the Cash Payment and the Shares in full and complete satisfaction of any and all potential claims against Divot which Bagnall may have that arise by virtue of Divot's employment of Bagnall, Divot's actions and/or inactions associated with Bagnall's employment, the termination of Bagnall's employment, the Employment Agreement, and any other agreement between Divot and Bagnall. Bagnall further agrees to the following:

         (a) RELEASE: Upon payment of Cash and delivery of Shares, Bagnall, and all his heirs, beneficiaries, settlors, trustees, and personal representatives, and anyone else claiming under or through Bagnall does hereby release and forever discharge Divot, including its successors, officers, administrators, attorneys, agents, and assigns, and anyone else acting by or through Divot, from and against any and all claims, charges, complaints, demands, actions or causes of action of any kind in any federal, state, or other court, arbitral forum, or federal, state, or other administrative agency, whether known or not now known, which Bagnall may have against Divot in connection with or arising from Divot's employment of Bagnall, Divot's actions and/or inactions associated with Bagnall's employment, the termination of Bagnall's employment, the Employment Agreement, and any other agreement between Divot and Bagnall.

              (i) FUTURE DAMAGES: Inasmuch as the injuries, damages, and losses resulting from the matters described herein may not be fully known and may be more numerous or more serious than it is now understood or expected, Bagnall agrees, as a further consideration of this Agreement, that this Release applies to any and all injuries, damages, and losses resulting from Divot's employment of Bagnall, Divot's actions and/or inactions associated with Bagnall's employment, the termination of Bagnall's employment, the Employment Agreement, and any other agreement between Divot and Bagnall, even though now unanticipated, unexpected, and unknown.

         (b) REPRESENTATIONS: Bagnall represents that no additional claims are contemplated against any other party potentially liable for the losses, damages,

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              and injuries for which this Release is given. In the event any additional claim is made which directly or indirectly results in additional liability exposure to Divot for the losses, injuries, and damages for which this Release is given, Bagnall covenants and agrees to indemnify and save Divot harmless from all such claims and demands, including reasonable attorney's fees and all other expenses necessarily incurred.

3.       COVENANTS COMMON TO BOTH PARTIES:

         (a) NO ADMISSION OF LIABILITY: The parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by any party or its heirs, executors, administrators, attorneys, successors, agents, or assigns.

         (b) CONFIDENTIALITY: Neither the parties to this Agreement nor their attorneys shall disclose or publicize, either to the media, the courts, or any other third party, informally or in any way, the terms of the settlement set forth herein, unless required by this Agreement or otherwise by law.

         (c) DISCLAIMER: Each party has: (i) carefully read this Settlement Agreement and Release, together with the exhibits attached hereto;
              (ii) has discussed its legal effects with their respective attorneys; (iii) fully understands the contents hereof; and (iv) executes the same of their own free will and accord without duress, coercion, or undue influence. Each party agrees that this Agreement shall be binding upon their respective successors, heirs, personal representatives, and assigns.

4. ENTIRE AGREEMENT: This Agreement contains the entire agreement among the parties relating to the subject matter of this Agreement, supersedes any and all oral or written understandings or agreements relating to its subject matter, and may not be altered or amended except by an instrument in writing signed by the party or parties to be charged.

5. BINDING AGREEMENT: This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors, and assigns. It shall be construed and enforced in accordance with the laws of the State of New York.

6. NOTICES: Any notices required by this Agreement shall be sent to the Party's address as follows: (i) IF TO DIVOT: One Union Square South, Suite 10-J, New York, NY 10003; (ii) IF TO BAGNALL: 14032 Ellesmere Drive, Tampa, Florida 33624.

7. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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8.       SIGNATURE BY FACSIMILE: The parties agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile signature shall be treated in all respects as having the same effect as an original signature.

9. TITLES AND CAPTIONS: All article and section titles or captions in this Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions. The recital clauses set forth in this Agreement are hereby incorporated into and are made a part of this Agreement

10. AMENDMENTS: No supplement, modification, or amendment of any term, provision, or condition of this Agreement shall be binding or enforceable unless executed in writing by the party against whom enforcement is sought as to such supplementary or modified or amended term or condition.

11. ENTIRE AGREEMENT AND WAIVER: This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

12. FURTHER DOCUMENTS: Each party hereto further agrees to execute such documents and take such other steps as may be necessary to accomplish the purposes herein.

13.      INDEMNITY: The parties agree that the Indemnity Agreement dated
         August 1, 1997 by and between both parties shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first set forth above.

DIVOT GOLF CORPORATION                      CLIFFORD F. BAGNALL
A Delaware Corporation

By: /s/ Joseph R. Cellura                   /s/ Clifford F. Bagnall
    ---------------------                   -----------------------
Name: Joseph R. Cellura                     Clifford F. Bagnall
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